SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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                             FMC TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)


                    DELAWARE                            36-4412642
  (State of Incorporation or Organization)  (IRS Employer Identification Number)

            200 EAST RANDOLPH DRIVE                       60601
               CHICAGO, ILLINOIS                        (Zip Code)
  (Address of Principal Executive Offices)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: [ ]


              SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO
                       WHICH THIS FORM RELATES: 333-55920


        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                               NAME OF EACH EXCHANGE ON WHICH
  TITLE OF EACH CLASS TO BE SO REGISTERED      EACH CLASS IS TO BE REGISTERED
-------------------------------------------- -----------------------------------
  COMMON STOCK, PAR VALUE $.01 PER SHARE           NEW YORK STOCK EXCHANGE

  PREFERRED SHARE PURCHASE RIGHTS                  NEW YORK STOCK EXCHANGE


        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      NONE
                              (Title of Each Class)


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ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

       A description of FMC Technologies, Inc.'s common stock, par value $.01 per share, and the associated preferred share purchase rights, which will trade together with the common stock until the occurrence of certain events, is set forth under "Description of Capital Stock" in FMC Technologies' Registration Statement on Form S-1 (File No. 333-55920), filed with the Securities and Exchange Commission on February 20, 2001, as amended, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, which description is incorporated herein by reference.

ITEM 2.    EXHIBITS.

1. Registrant's Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-1, as amended).

2.     Registrant's Amended and Restated Bylaws (incorporated by reference to
       Exhibit 3.2 to Registrant's Registration Statement on Form S-1, as amended).

3. Form of Specimen Certificate for Registrant's Common Stock (incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-1, as amended).

4. Form of Preferred Share Purchase Rights Agreement (incorporated by reference to Exhibit 4.2 to Registrant's Registration Statement on Form S-1, as amended).







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                                   SIGNATURES

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         FMC TECHNOLOGIES, INC.




Dated:  May 11, 2001                     By:/s/ Steven H. Shapiro
                                            -------------------------
                                            Name: Steven H. Shapiro
                                            Title: Vice President and Secretary






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